STANDARD FORM COMMERCIAL LEASE
                              (214 Lincoln Street)

1. & 2. PARTIES AND PREMISES. Philip Y. DeNormandie with a principal place of business at 12 Marshall Street, Boston, MA 02108 hereinafter called the LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Hayden-Wegman with a principal place of business at 214 Lincoln Street, Boston, Massachusetts 02134 hereinafter called the LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described Premises:

      Approximately 9300 rentable square feet

("Premises") together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Premises, and lavatories nearest thereto.

3. TERM. The term of this lease shall be for five (5) years commencing on September 1, 1996 ("Commencement Date") and ending on August 31, 2001 ("Expiration Date"). If LESSOR fails to deliver possession of the Premises at the Commencement Date, the LESSOR shall not be liable for any damages caused thereby, nor shall this lease be void or avoidable, but the Commencement Date shall be extended and no rent shall be due until LESSOR delivers possession. Provided however, that notwithstanding the fact that the Commencement Date has been so extended, the Expiration Date shall remain the same and all the other terms and conditions of this Lease, including, without limitation, all dates and time periods contained herein, shall also remain as stated herein. If this Lease is extended or renewed, all references to "term" herein shall refer to the extension or renewal term unless specifically designated otherwise. Years 4 and 5 of this lease are option years. LESSEE must notify LESSOR twelve (12) months in advance of intention to exercise the option years.

4. RENT. (A) Rent is payable in twelve (12) equal monthly installments in advance on the first day of each month during each lease year of the term at the office of Philip Y. DeNormandie, 12 Marshall Street, Boston, Massachusetts 02108 (and also at the early termination of this lease, a proportionate part of rent for any part of a month then unexpired). If LESSOR elects to accept rent after the fifth (5) day of the month, interest will accrue on such sum at the rate of 1 1/2% per month until such time as it is paid. (B) The base rent for each year of the term (the "Base Rent") shall be as follows:

                                                      Per Year        Per Month
                                                      --------        ---------
Year One    9/1/96 - 8/30/97  @     $12.50            $116,250.00     $59,687.50

Year Two    9/1/97 - 8/30/98  @     $12.50            $116,250.00     $59,687.50

Year Three  9/1/98 - 8/30/99  @     $13.50            $125,550.00     $10,462.50

                                  OPTION YEARS

Year Four   9/1/99 - 8/30/00  @     $14.50            $134,850.00     $11,237.50

Year Five   9/1/00 - 8/30/00        $14.50            $134,850.00     $11,237.50

Notwithstanding anything contained herein rent shall continence on September 1, 1996

5. SECURITY DEPOSIT. Upon the execution of this lease by LESSEE, the LESSEE shall pay to the LESSOR a security deposit of $9,687.50, which shall be held as a security for the LESSEE'S performance of the terms, conditions and convenants of the lease and refunded to the LESSEE at the end of this lease subject to the LESSEE'S satisfactory compliance with the conditions thereof.

6. RENT ADJUSTMENT

      A. OPERATING EXPENSES. If in any calendar year the operating costs for the Premises are in excess of the operating costs for the calendar year 1996 (base year) then tenant shall be obligated to pay 13.8.% of the difference.

      B. TAX ESCALATION. If in any tax year commencing with the fiscal year 1997, the real estate taxes on the land and buildings, of which the Premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year 1997 (hereinafter called the "Base Year"), LESSEE will pay to LESSOR as additional rent hereunder, within seven (7) days of notice in writing to LESSOR 13.8% percent ("LESSEE'S Share") of such excess that may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year. If the LESSOR obtains an abatement, of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in Obtaining the same, if any shall be refunded to the LESSEE.

7. UTILITIES. The LESSEE shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the Premises and presently separately metered or pro rata. The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning (except to the extent that the same are furnished above) to the Premises, the hallways, stairways, elevators, and lavatories for times when the LESSEE will be using the Premises during the heating/air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSORS control. The LESSOR shall use all reasonable efforts to promptly restore all utilities in the event of such interruption.

LESSOR shall have no obligation to provide utilities or equipment other than utilities and equipment within the Premises as of the Commencement Date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be LESSEE'S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR which consent shall not be unreasonably withheld. LESSEE shall be allowed to install satellite equipment provided that such installation shall be at the sole cost of LESSEE and LESSEE shall remain liable for any repairs during the installation, use or removal of said satellite equipment. Written consent shall be required for any structural alteration. Such consent shall not be unreasonably withheld. LESSOR warrants that the heating, air conditioning and other utilities are sufficient for the use of general office space.

8. USE OF LEASED PREMISES. The LESSEE shall use the Premises only for the purpose of general office use and for no other purpose.

9. COMPLIANCE WITH LAWS. The LESSEE acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated, or which tend to degrade the economic status of the building.

10. FIRE INSURANCE. The LESSEE shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR all extra insurance premiums caused by the LESSEE'S use of Premises.

11. MAINTENANCE.

      A. LESSEE'S OBLIGATIONS. The LESSEE agrees to maintain the Premises in good condition, reasonable wear and tear damage by fire and other casualty only excepted, and whenever necessary, acknowledging that the Premises are now in good order and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises. LESSEE shall be responsible for lights, plugs, and the heating and air-conditioning units contained in the Lessees premises during the term of this Lease for maintenance and repair expenses.

      B. LESSOR'S OBLIGATIONS. The LESSOR agrees to maintain the structure of the building of which the Premises are a part in the same condition as it is on the Commencement Date or as it may be put during the term of its lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless maintenance is required because of the conduct of LESSEE or those for whose conduct the LESSEE is legally responsible. LESSOR shall be responsible only for maintaining the building's mechanical and electrical systems which serve more than one unit.

      C. SNOW REMOVAL. The removal of snow and ice from sidewalks bordering upon the Premises shall be LESSOR'S responsibility.

12. ALTERATIONS - ADDITIONS. The LESSEE shall not make structural alterations or additions to the Premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanic's liens, or similar liens, to remain upon the leased Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed of claimed to have been performed at the direction of LESSEE and shall cause any such lien to be release of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13. ASSIGNMENTS - SUBLEASING. LESSEE shall not assign, sublet, underlet, mortgage, pledge or encumber (collectively referred to as "Transfer") this lease without LESSOR'S prior written consent, which consent shall not be unreasonably withheld. LESSOR'S refusal to consent to a Transfer for any use or purpose other than specifically stated in Paragraph 8 herein shall not be deemed to be an unreasonable withholding of consent.

In the event the LESSEE desires to Transfer this lease to a proposed new LESSEE to whom LESSOR is required to give its reasonable consent pursuant to the foregoing paragraph. LESSOR shall have the option or either (1) allowing LESSEE to transfer this lease, in which case LESSEE shall remain primarily liable upon all the terms, conditions and covenants hereof, will deliver to LESSOR an instrument executed by the Transferee binding the same to the terms and provisions of this lease and will pay to LESSOR the amount by which the sum of rent, additional rent due to taxes and all other money or consideration it received from a Transferee exceeds the LESSEE'S costs of subletting (brokers commission advertising, sub-tenant build-out, and transfer) and the sum of all monetary obligations which LESSEE owes to LESSOR for the period of such Transfer; or (2) terminating this lease and relieving LESSEE of all its future obligations hereunder. In the event that LESSOR decides to terminate this lease, it shall be free to enter into a new lease with the proposed new tenant or anyone else on whatever terms and conditions it chooses.

Consent by LESSOR, whether express or implied, to any Transfer shall not constitute a waiver of LESSOR'S right to prohibit any subsequent Transfer nor shall such consent, be deemed a waiver of LESSOR'S right to terminate this lease upon any subsequent Transfer.

As used herein, the term "assign" or "assignment" shall be deemed to include, without limitation: (a) any transfer of the LESSEE'S interest in the lease by operation of law, the merger or consolidation of the LESSEE with or into any other firm or corporation: or (b) the transfer or sale of a controlling interest in the LESSEE whether by sale of its capital stock or otherwise.

14. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property executed and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Provided that the LESSEE is not in material default hereunder. LESSOR agrees to make best efforts to obtain from its mortgages holding mortgages on the building in which the premises are located, non-disturbance agreement is return to Sublease's attornment to such mortgage.

15. LESSOR'S ACCESS. The LESSOR or agents of the LESSOR may, at reasonable time, enter to view the Premises and remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do, may show the Premises to others, and at any time within three (3) months before expiration of the term, may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation all provided that the LESSOR does not reasonably interfere with the business of the LESSEE upon entering the Premises.

16. INDEMNIFICATION. The LESSEE will save LESSOR harmless defend and will exonerate and indemnify LESSOR from and against any and all claims, liabilities or penalties.

      (i) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring or emanating for the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person except LESSOR, its employees, agents and independent contractors.

17. LESSEE'S INSURANCE.

      1. Personal Property. Personal property (including merchandise, furniture, fixtures, inventory and equipment) and the loss of use of personal property of the LESSEE shall be at the sole risk and responsibility of the LESSEE, and if the whole or any part of any such personal property is destroyed or damaged by fire, water or by the leaking or bursting of pipes, or in any other manner, no part of such loss or damage or loss of use except as due to LESSOR'S gross negligence or misconduct will be charged to LESSOR. LESSEE shall purchase and maintain insurance in an amount adequate to repair or replace its personal property and the tenant improvements and interior finish and build-out to the Premises.

      2. Comprehensive General Liability Insurance. LESSEE agrees to maintain throughout the term of the lease, Comprehensive General Liability Insurance written on an occurrence basis. Such insurance shall include coverage for products/completed operations, personal injury, broad form property damage, host liquor, extended bodily injury and broad form contractual liability. The minimum limit of liability carried on such insurance shall be $1,000,000 combined single limit for each occurrence with any aggregate limit applying only to each of the following; products/completed operations, personal injury and contractual liability. However, if the policy contains a general policy aggregate or an aggregate which applies to coverage's other than the aforementioned coverage's, the LESSEE shall purchase minimum limits of $l,000,000 per occurrence/ $2,000,000 aggregate per location.

      All insurance policies required in paragraph 2 shall designate the LESSOR as an additional insured. LESSOR agrees that the insurance coverage's required under sections number 1 through number 5 above shall be written by a company or companies authorized to do business in the Commonwealth of Massachusetts with an A.M. Best's rating of "A", VII or better.

LESSEE agrees to furnish the LESSOR with Certificates of Insurance prior to the beginning of the term of the lease. Renewal Certificates of Insurance shall be delivered to the LESSOR at least fifteen (15) days in advance of each renewal date. Such certificates shall state that in the event of cancellation or material change written notification shall be given to the LESSOR at least thirty (30) days in advance of such cancellation or material change. However, if LESSEE, having used all reasonable efforts is unable to have such certificate so state, then at least such certificate shall state that in the event of such cancellation or material change in coverage, the insurer shall endeavor to mail written notice thereof to the LESSOR at least ten (10) days prior to such cancellation or material change, and in such event LESSEE shall promptly notify LESSOR of any such cancellation or change upon receipt by LESSEE of written notice from the insurer thereof.

18. EMINENT DOMAIN AND DEMOLITION. If the Premises or any part thereof or the whole or any part of the Building are taken for any street or other public use, by action the City or other authorities, or if the LESSOR or the LESSEE are entitled to or receive any direct or consequential damages by reason of anything lawfully done in pursuance of any public authority, or if LESSOR voluntarily elects to demolish the Building or any part of the Building, except as a consequence of fire or other casualty damage, then this lease and the term shall terminate at the election of the LESSOR. LESSOR may elect so to terminate this lease even if the entire interest of the LESSOR is divested by such a taking. If, as a result of a taking or damage to or destruction of the Premises, the Premises or any part thereof are rendered unfit for use and occupation, the rent shall be abated proportionately according to nature and extent of the injury sustained by the Premises until the Premises or, in the case of a taking, what may remain thereof, shall have been put in proper condition.

      Except for the LESSOR'S election voluntarily to demolish the Premises or Building, any election to terminate shall be made by LESSOR not later than thirty (30) days after LESSOR receives notice of such taking or action or the occurrence of such damage. The LESSOR reserves and excepts from this lease all rights to damages resulting from the taking for public use of the Premises, or any portion thereof or right appurtenant thereto, or privilege or easement in, through, or over the same, and by way of confirmation of the foregoing the LESSEE hereby grants all rights to such damages previously accrued or accruing during the term to the LESSOR, to have and to hold for the LESSOR forever. Solely, in the case of LESSOR'S election voluntarily to demolish the Premises or Building as stated above in this Article, LESSOR must give LESSEE at least one
(1) year prior termination notice, after which the lease shall terminate and be of no further recourse to either party except as to rights and obligations incurred prior to the termination date.

19. FIRE AND OTHER DAMAGE SUBROGATION.

      A. Fire and other Damage - If the Building or any part thereof is partially damaged by fire or other casualty, the damage thereto (except for damage to LESSEE'S fixtures, property and equipment, for which LESSEE shall be responsible) shall be restored by and at the expense of LESSOR and until such restoration shall be made, if the Premises are rendered partially unfit for its use and purpose, the rent and other charges shall be subject to delay which may arise by reason of adjustment of insurance, and for reasonable delay on account of "labor troubles" or any other cause beyond LESSOR'S control (excluding financial inability). LESSOR shall not be liable for any inconvenience or annoyance to LESSEE or for injury to the business of LESSEE resulting from such excused delays.

      If the building or the Premises is partially damaged or rendered substantially untenantable by fire or other casualty, the rent and other charges shall be subject to an abatement to the extent fair and equitable as of the date of the fire or casualty, and continuing until LESSOR completes its restoration obligations hereunder or until the term expires hereunder, except if such casualty was a result of the willful fault or negligence of LESSEE, in which event there shall be no abatement of rent and the LESSOR shall promptly restore the same (excluding LESSEE'S fixtures, property and equipment), unless LESSOR decides not to restore, in which event the LESSOR may, within thirty (30) days, alter such fire or other cause, give LESSEE a notice in writing of such decision and thereupon the terms shall expire upon thirty (30) days after such notice is given, and the LESSEE shall vacate the Premises and surrender the same to the LESSOR. If the Building (excluding Tenant Improvements and LESSEE'S fixtures, property and equipment) is not in fact restored by LESSOR within 90 days after the fire and other casualty, the LESSEE may terminate this lease by written notice to LESSOR within thirty (30) days after the end of the said ninety day period.

      The provisions of the is Article 19 shall govern in the case of damage or destruction of the Building or any part thereof and restoration thereof due to a fire or casualty notwithstanding any inconsistent provisions of this LEASE.

      Notwithstanding anything to the contrary contained in this Article 19, the provisions hereof shall be subject and subordinate to the rights of institutions holding mortgages on the Building including the rights contained in any of LESSOR'S mortgage financing documents affecting the Building.

      B. Waiver of Subrogation - LESSOR and LESSEE hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract causalities, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only to the extent permitted by law and only with respect to loss or damage occurring during such time as such release does not adversely affect releasor's insurance policies or prejudice the right of the releasor to recover thereunder. LESSOR and LESSEE each agree that it will request its insurance carriers to include in it policies, whether or not such policies are required hereunder, a clause or endorsement to the effect that any such release shall not adversely affect said policies or prejudice the right or releasor to recover thereunder. If extra cost shall be charged, each party will bear the amount of its extra cost. In any of LESSEE'S insurance policy with respect to the Premises which do not contain or which do not allow a waiver of subrogation rights. LESSEE shall have LESSOR designated as harmless from any liability, loss, damage, or causes of action to which LESSOR is subject due to or resulting from LESSEE'S failure to either maintain insurance with waiver of subrogation rights or alternatively designate LESSOR as one of the insured.

20. DEFAULT AND BANKRUPTCY. In the event that:

      A. The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice thereof; or

      B. The LESSEE shall default in the observance or performance of any other of the LESSEE'S convenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or, if such default shall reasonably require longer than thirty (30) days to cure, shall not within said period commence diligently proceed to cure such default; or

      C. The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors.

then the LESSOR shall have the right thereafter, while such default continues to declare the term of the lease ended. The LESSEE shall indemnify the LESSOR against all loss of rent and from other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any other provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred with interest at the rate of 18% per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

21. NOTICE. Any notice from LESSOR to the LESSEE relating to the Premises or to the occupancy thereof, shall be deemed duly served if mailed to 400, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent shall be paid and notices shall be sent to the LESSOR at 12 Marshall Street, Boston, Massachusetts 02108.

22. SURRENDER. The LESSEE shall at the expiration or other termination of this lease remove all LESSEE'S goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises). LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to our upon the Premises, in good condition, reasonable wear and tear, damage by fire or other casualty only excepted. If the lease term terminates by acceleration or expiration of time and LESSEE does not surrender the Premises and remove his effects from the Premises, and LESSOR obtains an order of eviction from a court, then LESSOR may enter the Premises for the purpose of removing LESSEE'S goods and effects, without prejudice to any other remedies, and LESSOR may remove and store such goods and effects at LESSEE'S expense.

23. BROKERAGE. LESSOR and LESSEE each warrant and represent that it has not negotiated with any broker (other than DeNormandie Companies) in connection with this lease and each party agrees to indemnify and hold the other party harmless if such warranty or representation shall be deemed untrue. The Broker(s) named herein warrant(s) that he (they) is (are) duly licensed as such by the Commonwealth of Massachusetts, and join(s) in the agreement, and become(s) a party thereto, insofar as any provisions of this agreement expressly apply to him (them), and to any amendments or modifications of such provisions to which he (they) agree(s) in writing Lessor shall pay a commission to DeNormandie Companies..

24. HOLDOVER. If the LESSEE remains on the Premises beyond the Expiration Date, such holding over shall not be deemed to create any tenancy at will, but the LESSEE shall be a tenant at sufferance only, at a daily rate equal to three (3) times the rent and other charges for the last year under this lease unless LESSOR and LESSEE are in lease negotiations in which case it shall only be 150% of the last month's rent. However, all other conditions of this lease to be performed by LESSEE shall continue in force.

25 LIABILITY. LESSEE hereby agrees that any judgment, decree or award obtained against the LESSOR which is related to this lease, the Premises or the LESSEE'S use or occupancy of the Premises or the building, whether at law or in equity, shall be satisfied out of the LESSOR'S equity in the land and building and further agrees to look only to such assets and to no other assets of the LESSOR for satisfaction. In no event shall LESSOR be liable for consequential or any indirect damages. LESSOR agrees to insure the building by obtaining fire and liability insurance in the amount of at least $1,000,000.

26. NON-WAIVER PROVISION. No acceptance by LESSOR of a lesser sum than the rent, additional rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement, or statement on any check or any charge be deemed on accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR'S right to recover the balance of such installment or pursue any other remedy provided in this lease.

27. LESSOR'S RULES AND REGULATIONS. LESSEE shall abide by any reasonable rules and regulations as the LESSOR may make from time to time, applicable to all LESSEES of the building and uniformly enforced. The LESSOR however, may change said rules or waive any or all of said rules in the case of any one or more LESSEES. Nor shall the LESSOR be responsible to the LESSEE, or the LESSEE'S agents, employees, servants, licensees, invitees, or visitors, for failure to enforce any of the rules and regulations or for the non-observance or violation of any of said rules and regulations or any other LESSEE or by any other person, or for the nonobservance or violation of or failure to enforce or to perform the provisions of any other lease of any of the Building. Notwithstanding the foregoing, however, LESSOR shall use its best efforts to apply the rules and regulations to all LESSEES with reasonable uniformity in conformity with their tenancies.

28. NO OFFER TO LEASE. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon the execution and delivery hereof by LESSOR and by LESSEE, and until such execution and delivery, LESSOR shall not in any way be bound to enter into a lease with LESSEE for the Premises.

29. PARTIAL INVALIDITY. The invalidity of one or more phrases, sentences, clauses or articles shall not affect the remaining portions of this lease, and if any part of this lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this lease shall be construed as if such invalid phrases, sentences, clauses or articles had not been inserted.

30. ENTIRE AGREEMENT. This lease sets forth the entire agreement between the parties and cannot be modified or amended except in writing duly executed by the respective parties.

31. NO RECORDING. This lease shall not be recorded.

32. ADDENDA. The riders attached hereto numbered 1 through 3 are attached and incorporated herein by reference.

33. PARKING. LESSOR will allocate 30 designated parking spaces on the outdoor parking lot of 214 Lincoln St. Allston, Ma to LESSEE see addendum one (1).

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 18th day of October, DATE.

LESSOR                                  LESSEE
Philip Y. DeNormandie                   Hayden-Wegman
And not Individually

/s/ Philip Y. DeNormandie               /s/ [ILLEGIBLE]
-------------------------               -------------------------
Address: 12 Marshall Street             214 Lincoln Street
         Boston, MA 02108               Allston, MA

ADDENDUM #__ RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Lessee or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Lessor. There shall not be used in any space, or in the public hall of the building, either by a Lessee or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If the Premises are situated on the ground floor of the Building, Lessee thereof shall further, at Lessee's expense, keep the sidewalks and curb in front of said Premise clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No Lessee shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Lessor.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Lessor, except that the name of Lessee may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to Lessor.


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6.    Except with prior written consent of Lessor and as Lessor may direct, no
      Lessee shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part or cut or string wires, lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. Except with the prior written consent of Lessor, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Lessee, nor shall any changes be made in existing locks or mechanism thereof. If requested, Lessee shall provide Lessor with a copy of a key for all new locks or bolts. Each Lessee shall, upon the termination of his tenancy, restore to Lessor all keys either furnished to or otherwise procured by, such Lessee. In the event of the loss of any keys furnished to Lessee, Lessee shall pay to Lessor the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors or in an alternative way approved by Lessor and only during hours and in a manner approved by Lessor.

9. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

10. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

11. Except for those items necessary for the cleaning and maintenance of Lessee's business, including office supplies, which shall be properly stored to minimize the risk of fire and explosion, Lessee shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors to permeate in or emanate from the Premises.


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